Exhibit 99.1
JOINT FILER INFORMATION

Name of Reporting Person: Serafina S.A.
Address of Reporting Person: 29, avenue de la Porte Neuve, L 2227 Luxembourg
Name of Designated Filer: CIE Management II Limited

Name of Reporting Person: LMBO Europe SAS
Address of Reporting Person: 58 60 Avenue Kleber, Paris, France 75116
Name of Designated Filer: CIE Management II Limited

Name of Reporting Persons: CIE Management II Limited, BC European Capital VIII 1
to 7 (inclusive)
Address of Reporting Persons: Heritage Hall, Le Marchant Street, St. Peter Port,
Guernsey, GY1 4HY
Name of Designated Filer: CIE Management II Limited

Name of Reporting Persons: BC European Capital VIII 8 to 12 (inclusive) and 14 to 18 (inclusive)
Address of Reporting Persons: Heritage Hall, Le Marchant Street, St. Peter Port,
Guernsey, GY1 4HY
Name of Designated Filer: BC European Capital VIII 8

Name of Reporting Persons: BC European Capital VIII 19 to 28 (inclusive)
Address of Reporting Persons: Heritage Hall, Le Marchant Street, St. Peter Port,
Guernsey, GY1 4HY
Name of Designated Filer: BC European Capital VIII 19

Name of Reporting Persons: BC European Capital VIII 29 to 34 (inclusive) and 37, and BC European Capital VIII 35 SC, 36 SC and 38 SC
Address of Reporting Persons: Heritage Hall, Le Marchant Street, St. Peter Port,
Guernsey, GY1 4HY
Name of Designated Filer: BC European Capital VIII 29

Name of Reporting Persons: BC European Capital VIII 39 SC, BC European Capital
Intelsat Co Investment and BC European Capital Intelsat Co Investment 1
Address of Reporting Persons: Heritage Hall, Le Marchant Street, St. Peter Port,
Guernsey, GY1 4HY
Name of Designated Filer: BC European Capital VIII 39 SC